UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2021

HUMACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 East North Carolina Highway 54 Durham, North Carolina	27713
(Address of principal executive offices)	(Zip Code)

(919) 313-9633

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on August 26, 2021, Humacyte, Inc. (formerly known as Alpha Healthcare Acquisition Corp.) (the “Company”), Humacyte Global, Inc. (“Legacy Humacyte”) and Hunter Merger Sub, Inc. (“Merger Sub”) consummated a business combination (the “Business Combination”) in connection with which Merger Sub merged with and into Legacy Humacyte, with Legacy Humacyte surviving as a wholly owned subsidiary of the Company. In 2021, the Company awarded bonuses to two of its named executive officers for individual performance during 2020 that were payable upon the closing of the Business Combination: (i) Mr. Jeff Lawson, the Company’s Chief Surgical Officer, was granted a bonus in the amount of $87,524; and (ii) Ms. Heather Prichard, the Company’s Chief Operating Officer, was granted a bonus in the amount of $54,000. The Company also increased Ms. Prichard’s annual base salary to $370,800 for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2021

HUMACYTE, INC.

By:	/s/ Dale Sander
Name:	Dale Sander
Title:	Chief Financial Officer

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